UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          December 21, 2005

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(201) 236-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Separation Agreement and General Release

On December 21, 2005, Hudson United Bancorp and Hudson United Bank entered into a Separation Agreement and General Release with Kenneth T. Neilson, the Company’s Chairman, President and Chief Executive Officer.

Under the Separation Agreement and General Release, Mr. Neilson is entitled to (i) a pre-paid sum of $62,500 for all services through the date the merger of the Company into TD Banknorth Inc. becomes effective, payable on or before December 31, 2005, (ii) a lump sum payment equal to $1,312,500 made on the eighth day after the receipt of the Company of the executed Separation Agreement and General Release from Mr. Neilson, (iii) continued medical coverage for the severance period applicable to Mr. Neilson, (iv) vesting in his Matching Contribution Account under the Hudson United Bancorp and Subsidiaries Savings and Investment Plan and (v) benefits under the Company’s Supplemental Executive Retirement Plan and health benefits pursuant to the August 15, 2005 letter from the Company to Mr. Neilson.

In consideration for the benefits detailed above the Separation Agreement and General Release provides that , among other things, Mr. Neilson (i) release and discharge the Company and its affiliates from all claims, (ii) agree to keep confidential and proprietary information confidential and (iii) be subject to a 24 month non-competition period. The foregoing summary is subject in all respects to the actual terms of the Separation Agreement and General Release, a copy of which is attached as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1	Separation Agreement and General Release dated December 21, 2005 between Kenneth T. Neilson and Hudson United Bancorp and Hudson United Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2005		HUDSON UNITED BANCORP

	By:	/s/ Thomas R. Nelson
Thomas R. Nelson
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Title
10.1	Separation Agreement and General Release dated December 21, 2005 between Kenneth T. Neilson and Hudson United Bancorp and Hudson United Bank.